EXHIBIT 23.1

IMMUCELL CORPORATION

CONSENT OF BAKER NEWMAN & NOYES, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ImmuCell Corporation

We consent to the incorporation by reference in Registration Statement No. 333-2631 and No. 333-65514 of ImmuCell Corporation on Form S-8 of our report, dated January 21, 2005, appearing in this Annual Report on Form 10-K of ImmuCell Corporation for the year ended December 31, 2004.

/S/ BAKER NEWMAN & NOYES
Baker Newman & Noyes, LLC

Portland, Maine

March 28, 2005